Exhibit 99.1
Summary Financial Information
H3C Holdings Limited — US GAAP
(in thousands, except percentages)

						Year end
	Items	Q1-07	Q2-07	Q3-07	Q4-07	adjustments *	CY 2007
(1)	Sales	$177,843	$184,718	$185,616	$208,218	($896)	$755,499
(2)	Gross profit	$79,468	$88,826	$96,051	$118,754	($672)	$382,427
(3)	Gross profit as a percent of sales	44.7%	48.1%	51.7%	57.0%		50.6%
(4)	Consolidated Adjusted EBITDA	$55,999	$43,733	$47,850	$63,605		$211,187
(5)	Consolidated Adjusted EBITDA as a percent of sales	31.5%	23.7%	25.8%	30.5%		28.0%
(6)	Taxes	$4,689	$223	$605	$8,603	($336)	$13,784
(7)	Deferred income tax	$622	$1,798	$1,225	($1,550)	($2,326)	($231)
(8)	Consolidated Net Income	($21,350)	($798)	$4,335	$20,303	($26,411)	($23,920)
(9)	Net Income based on GAAP	($21,350)	($798)	$4,335	$20,303	($26,411)	($23,920)
(10)	Cash, Cash Equivalents and short term investments	$518,117	$342,168	$291,071	$387,721		$387,721
(11)	Net property plant and equipment	$32,070	$28,835	$25,042	$22,873		$22,873
(12)	Consolidated Working Capital	($98,653)	($11,784)	($14,055)	($5,154)		($5,154)
(13)	Capital Expenditure	$2,145	$2,839	$1,572	$1,915	($705)	$7,766
(14)	Capital Expenditure as a percent of sales	1.2%	1.5%	0.8%	0.9%		1.0%
(15)	Increase in Consolidated Working Capital	($49,125)	$86,870	($2,271)	$8,900		$44,374
(16)	The result of Consolidated Adjusted EBITDA less Consolidated Working Capital	$154,652	$55,517	$61,905	$68,759		$216,341

*	Year end adjustments were on purchase accounting entries and re-classifications

Remarks:

1)	Q4/Q3 sequential growth on sales: 12.2%

2)	Defined terms have the definitions ascribed to such terms in the Company’s senior secured credit agreement.

3)	Financial information above is unaudited except “CY 2007” column numbers are derived from the audited financial statements of H3C Holdings Limited.

4)	H3C Holdings Limited is a special purpose Cayman entity that incurred the senior secured loan used to finance a portion of the purchase price for the acquisition of 49% of H3C Technologies Co., Limited from Huawei. Accordingly, purchase accounting and debt-related accounting are booked at this level. H3C Holdings Limited beneficially owns 100% of H3C Technologies Co., Limited.

The H3C Holdings Limited financial information contained above is derived from consolidated financials prepared under US Generally Accepted Accounting Principles and differs from the H3C segment financial information reported by 3Com Corporation in its public filings prepared under US Generally Accepted Accounting Principles in that the externally reported segment information includes adjustments for consolidation of the H3C entity and the parent entities, adjustments for any products still in 3Com inventory and, solely for the “Q1-07” column above, adjustments for purchase accounting impacts then maintained at the parent level.

H3C Technologies Co., Limited — Summary Financial information
(in thousands, except percentages)

	Items	Q4-06	Q4-07	CY 2006	CY 2007
(1)	Sales	$191,243	$208,275	$711,837	$756,564
(2)	Gross profit	$88,220	$118,811	$336,676	$394,276
(3)	Gross profit as a percent of sales	46.1%	57.0%	47.3%	52.1%
(4)	Consolidated Adjusted EBITDA	$42,031	$63,615	$164,731	$212,901
(5)	Consolidated Adjusted EBITDA as a percent of sales	22.0%	30.5%	23.1%	28.1%
(6)	Taxes	$2,062	$539	$7,764	$10,616
(7)	Deferred income tax	($1,818)	($9,614)	($7,223)	($3,399)
(8)	Consolidated Net Income	$34,493	$58,177	$138,410	$112,038
(9)	Net Income based on GAAP	$34,493	$58,177	$138,410	$112,038
(10)	Cash, Cash Equivalents and short term investments	$329,990	$387,350	$329,990	$387,350
(11)	Net property plant and equipment	$35,474	$22,873	$35,474	$22,873
(12)	Consolidated Working Capital	($49,529)	($10,166)	($49,529)	($10,166)
(13)	Capital Expenditure	$4,362	$1,915	$17,889	$7,766
(14)	Capital Expenditure as a percent of sales	2.3%	0.9%	2.5%	1.0%
(15)	Increase in Consolidated Working Capital	($125,957)	($559)	($98,748)	$39,363
(16)	The result of Consolidated Adjusted EBITDA less Consolidated Working Capital	$91,560	$73,781	$214,260	$223,067

1)	Q4/Q3 sequential growth on sales: 12.2%

2)	Defined terms have the definitions ascribed to such terms in the Company’s senior secured credit agreement.

3)	Financial information above is unaudited except “CY 2006” and “CY 2007” column numbers are derived from the statutory audited financial statements of H3C Technologies Co., Limited.

4)	H3C Technologies Co., Limited is a Hong Kong entity that beneficially owns 3Com Corporation’s H3C division’s PRC operating companies and runs H3C’s direct international business outside of the PRC. As the senior secured loan was incurred by H3C Technologies Co., Limited’s parent — H3C Holdings Limited — the purchase accounting and debt-related accounting are not booked at this level.

The H3C Technologies Co., Limited financial information above is derived from consolidated financials prepared under US Generally Accepted Accounting Principles and differs from the H3C segment financial information reported by 3Com Corporation in its public filings prepared under US Generally Accepted Accounting Principles.